SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):       June 10, 2002

SmartForce Public Limited Company
(Exact name of registrant as specified in charter)

Republic of Ireland	000-25674	N/A

(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Industrial Park Drive, Nashua, NH	03062

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (603) 324-3000

N/A (Former name or former address, if changed since last report)

Item 5.     Other Events.

     On June 10, 2002, SmartForce Public Limited Company, a public limited liability company organized under the laws of the Republic of Ireland (the “Registrant”), amended its Declaration of Subscription Rights, dated as of October 4, 1998 (the “Rights Plan”) pursuant to an Amendment to Declaration of Subscription Rights (“Amendment No. 1”) to provide that (i) SkillSoft Corporation (“SkillSoft”) or any person or entity affiliated therewith and Slate Acquisition Corp. (“Slate”) would not be deemed an “Acquiring Person”, as such term is defined in the Rights Plan, by reason of any transactions consummated pursuant to the Agreement and Plan of Merger, dated as of June 10, 2002, among the Registrant, SkillSoft and Slate (the “Merger Agreement”), the SmartForce Shareholder Voting Agreements, each dated as of June 10, 2002, among SkillSoft and certain shareholders of the Registrant (the “Voting Agreements”) or the SkillSoft Option Agreement, dated as of June 10, 2002, between the Registrant and SkillSoft (the “Option Agreement”), (ii) the transactions consummated pursuant to the Merger Agreement, the Voting Agreements or the Option Agreement would not be deemed a “Distribution Date”, as such term is defined in the Rights Plan and (iii) the execution and delivery of and the transactions consummated pursuant to the Merger Agreement, the Voting Agreements or the Option Agreement would be excluded from the definition of a “Shares Acquisition Date”, as such term is defined in the Rights Plan.

     On October 9, 2002, the Registrant amended the Rights Plan pursuant to a Second Amendment to Declaration of Subscription Rights (“Amendment No. 2”) to exclude Warburg, Pincus Ventures, L.P. (“WPV”) and any person or entity affiliated therewith (“WPV Affiliates”) from the definition of “Acquiring Person”, as such term is defined in the Rights Plan, provided that neither WPV nor the WPV Affiliates (either individually or in the aggregate) becomes the beneficial owner of more than 29% of the Registrant’s ordinary shares then in issue. Amendment No. 2 further deletes references in the Rights Plan to “IR9.375p” and replaces such references with “€0.11.”

     Amendment No. 1 and Amendment No. 2 are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and each is incorporated herein by reference. The foregoing description of each of Amendment No. 1 and Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

Exhibit No.	Description

4.1	Amendment to Declaration of Subscription Rights, dated as of June 10, 2002

4.2	Second Amendment to Declaration of Subscription Rights, dated as of October 9, 2002

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2002		SMARTFORCE PUBLIC LIMITED COMPANY (Registrant)

	By:	/s/ Charles E. Moran Charles E. Moran President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment to Declaration of Subscription Rights, dated as of June 10, 2002

4.2	Second Amendment to Declaration of Subscription Rights, dated as of October 9, 2002

4